Exhibit 5.1

FORM OF OPINION

                             , 2019

Rattler Midstream LP

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

Re:	Rattler Midstream LP
Registration Statement on Form S-1
(File No. 333-226645)

Ladies and Gentlemen:

We have acted as counsel to Rattler Midstream LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing by the Partnership with the Securities and Exchange Commission of a Registration Statement on Form S-1, as amended (File No. 333-226645) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an underwritten public offering by the Partnership of up to         common units (including up to         common units subject to the Underwriters’ (as defined below) overallotment option) representing limited partner interests in the Partnership (the “Units”) pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Partnership, Ratter Midstream GP LLC, Rattler Midstream Operating LLC and Diamondback Energy, Inc., and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Underwriters”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such partnership records of the Partnership and other certificates and documents of officials of the Partnership or its general partner, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, the certificates for the Units, if certificated, will conform to the specimen thereof included as an exhibit to the amended and restated partnership agreement of the Partnership filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the common units of the Partnership or, if uncertificated, valid book-entry notations for the issuance of the Units in uncertificated form will have been duly made in the register of common units of the Partnership. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, all of which we assume to be true, correct and complete.

Rattler Midstream LP

                    , 2019

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when (i) each of the limited partnership agreement of the Partnership and the limited liability company agreement of its general partner has been amended and restated to be substantially in the form of the form thereof filed as an exhibit to the Registration Statement and (ii) the Underwriting Agreement has been duly executed and delivered and the Units have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined in accordance with the amended and restated partnership agreement of the Partnership by the Board of Directors of the general partner of the Partnership or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Units will have been duly authorized and validly issued, and holders of the Units will have no obligation to make any further payments to the Partnership for the issuance of the Units or contributions to the Partnership solely by reason of their ownership of the Units, except for their obligations to repay any funds wrongfully distributed to them.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the Revised Uniform Limited Partnership Act of the State of Delaware.

B.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Partnership or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

AKIN GUMP STRAUSS HAUER & FELD LLP